CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Service Providers” and “Counsel and Independent Registered Public Accounting Firm” in each of the Part B, each dated April 30, 2024, and each included in this Post-Effective Amendment No. 45 to the Registration Statement (Form N-1A, File No. 811-07567) of State Street Navigator Securities Lending Trust (the “Registration Statement”).

We also consent to the incorporation by reference into Part B of our reports, dated February 23, 2024, with respect to the financial statements and financial highlights of State Street Navigator Securities Lending Trust (comprising State Street Navigator Securities Lending Government Money Market Portfolio, State Street Navigator Securities Lending Portfolio I and State Street Navigator Securities Lending Portfolio II), included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission..

Boston, Massachusetts

April 25, 2024